CHARLES SCHWAB
MUTUAL FUND MARKETPLACE-Registered Trademark-

                         SERVICES AGREEMENT

     This Agreement is made as of July 1, 1994, between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, each registered investment company ("Fund Company") that has executed Schedule I, on its own behalf and on behalf of each of the series or classes of shares, if any, listed on Schedule I, as amended from time to time (such series or classes being referred to as the "Fund(s)"), and Fund Affiliate (defined below) that has executed this Agreement. Fund Company and Fund Affiliate are collectively referred to herein as "Fund Parties." In the event that there are no series or classes of shares listed on Schedule I, the term "Fund(s)" shall mean "Fund Company".

     WHEREAS Fund Affiliate is administrator for the Funds.

     WHEREAS Fund Parties wish to have Schwab perform certain recordkeeping, shareholder communication, and other services for each Fund to participants in the Bell South 401(k) plan ("Fund Shareholders"); and

     WHEREAS Schwab is willing to perform such services on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:


     1.   SERVICES

          a. During the term of this Agreement, Schwab shall perform the services set forth on Exhibit A hereto, as such exhibit may be amended from time to time by mutual consent of the parties (the "Services").

          b. In processing purchase, redemption, transfer and exchange orders placed by Schwab on behalf of Fund Shareholders, and in order to facilitate Schwab's performance of Services, the parties agree that the Operating Agreement, dated as of July 1, 1994, between Schwab and Fund Company, as amended from time to time ("Operating Agreement"), is incorporated herein by this reference. All terms and conditions of the Operating Agreement shall be binding as between Schwab and Fund Parties, and the references to Fund Company therein shall be deemed to mean Fund Parties for the purposes of this Agreement. In the event of any inconsistency between the Operating Agreement and this Agreement, this Agreement shall control.

     2.   FEES

          For the Services, Schwab shall receive a fee (the "Fee") which shall be calculated and paid in accordance with Exhibit B hereto. Schedule II reflects the amount of the Fee that each Fund Party has agreed, as between them, to pay. Should Exhibit A be amended to revise the Services, the parties shall also amend Exhibit B and Schedule II, if necessary, in order to reflect any changes in the Fee.


     3.   TRANSACTION CHARGES

          Schwab shall not, during the term of this Agreement, assess against or collect from Fund Shareholders any transaction fee upon the purchase or redemption of any Fund's shares that are considered in calculating the Fee.

     4.   INDEMNIFICATION

          a. Schwab shall indemnify and hold harmless Fund Parties and their directors, officers, employees, and agents ("Indemnified Parties") from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of
(i) Schwab's dissemination of information regarding Fund Parties or a Fund that is materially incorrect and that was not provided to Schwab, or approved, by a Fund Party, its affiliated persons ("Affiliates") as defined under the Investment Company Act of 1940, as amended (the "1940 Act"), or agents or (ii) Schwab's willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses result from the negligence, willful misconduct or breach of this Agreement by an Indemnified Party.

          b. In any event, no party shall be liable for any special, consequential or incidental damages.

     5.   ROLE AND RELATIONSHIP OF SCHWAB

          The parties acknowledge and agree that the Services under this Agreement are recordkeeping, shareholder communication and related services only and are not the services of an underwriter or a principal underwriter of or dealer in the shares of the Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant Schwab any right to purchase shares from any Fund (although it does not preclude Schwab from purchasing any such shares), nor does it constitute Schwab an agent of Fund Parties or any Fund for purposes of selling shares of any Fund to any dealer or the public. To the extent Schwab is involved in the purchase of shares of any Fund by Fund Shareholders, such involvement will be as agent of such Fund Shareholders only.

     6.   INFORMATION TO BE PROVIDED

          Fund Parties shall provide to Schwab prior to the effectiveness of this Agreement or as soon thereafter as practicable:

          a. Certified resolutions of the board of directors of each Fund Party authorizing the Fund Party to enter into this Agreement and indicating the officers authorized to execute this Agreement on behalf of the Fund Party; and

          b. Two (2) copies of the then-current prospectus and statement of additional information of each Fund. Fund Party shall provide Schwab with written copies of any amendments to or changes in the Fund's prospectus or statement of additional information as soon as practicable after such amendments or changes become available.

     7.   NOTICES

          All notices required by this Agreement (excluding the Operating Agreement) shall be in writing and delivered personally or sent by first class mail. Such notices will be deemed to have been received as of the earlier of actual physical receipt or three (3) days after deposit, first class postage prepaid, in the United States mail. All such notices shall be made:

          if to Schwab, to: Charles Schwab & Co., Inc.
                            101 Montgomery Street
                            San Francisco, CA 94104

                            Attention:     John McGonigle
                                           Senior Vice President/Mutual Funds

          with a copy to: General Counsel, at the same address;

          if to Fund Party, to the address given below in the signature block.

     8.   NONEXCLUSIVITY

     Each Party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.


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     9.   ASSIGNABILITY

          This Agreement is not assignable by any party without the other parties' prior written consents and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Parties, assign its rights and obligations under this Agreement to any Affiliate provided that Schwab shall first provide the Fund with written notice of such assignment as soon as is practicable and shall remain legally responsible for the performance of services under this Agreement. "Affiliate" shall mean a company controlled by or under control with Schwab.

     10.  EXHIBITS AND SCHEDULES

          All Exhibits and Schedules attached to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

     11.  ENTIRE AGREEMENT; AMENDMENT

          This Agreement (including the Exhibits and Schedules hereto), together with the Operating Agreement, constitute the entire agreement between the parties as to the subject matter hereof and supersede any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Schwab and Fund Parties. This Agreement and the Exhibits and Schedules hereto may be amended only by a writing executed by each party hereto that is to be bound by such amendment.

     12.  GOVERNING LAW

          This Agreement will be governed by and interpreted under the laws of the State of California as applied to contracts entered into and to be performed entirely within that state.

     13.  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     14.  EFFECTIVENESS OF AGREEMENT; TERMINATION

          a. This Agreement will become effective as to a Fund as of the date set forth on Schedule I opposite the name of the Fund.

          b. This Agreement may be terminated as to a Fund by any party (i) upon ninety (90) days' written notice to the other parties or (ii) upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party.

          c. After the date of termination as to a Fund, Fund Parties will not be obligated to pay the Fee with respect to any shares of the Fund that are first held in an account hereunder after the date of such termination. However, notwithstanding any such termination, Fund Parties will remain obligated to pay Schwab the Fee as to each share of the Fund that was considered in the calculation of the Fee as of the date of termination (a "Pre-Termination Share"), for so long as such Pre-Termination Share is held in any Schwab brokerage account and Schwab continues to perform substantially all of the Services as to such Pre-Termination Share. Further, for so long as Schwab continues to perform the Services as to any Pre-Termination Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Shares. Fund Parties shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party. The Fund or Fund Company may request Schwab to stop providing the Services with respect to such Pre-Termination Shares, and in such event the Fund will obtain a successor service agent to provide such Services with respect to such Shares, and in such event, payment to Schwab shall terminate.

     IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.


                                   Charles Schwab & Co., Inc.


                                   By:    /s/ John McGonigle
                                      ----------------------------------------
                                          John McGonigle
                                          Senior Vice President
                                          Mutual Funds


                                   Date:  June 16, 1994
                                        --------------------------------------

                                   Dimensional Fund Advisors Inc
                                   -------------------------------------------
                                   Name of Fund Affiliate


                                   By:    /s/ Irene R. Diamant
                                      ----------------------------------------
                                   Name:  Irene R. Diamant
                                        --------------------------------------
                                   Title: Vice President
                                         -------------------------------------
                                   Address:
                                          1299 Ocean Avenue
                                   -------------------------------------------
                                          11th Floor
                                   -------------------------------------------
                                          Santa Monica, CA 90401
                                   -------------------------------------------

                                   Attn:  Irene R. Diamant
                                        --------------------------------------
                                   Date:  6/30/94
                                        --------------------------------------

                                      SCHEDULE I

     Fund Company hereby agrees to become a party to this Agreement, on its own behalf and on behalf of each Fund listed on Schedule I hereto, as amended from time to time.

         Fund                                         Date
         ----                                         ----

Dimensional Investment Group, Inc.*
U. S. Large Cap Portfolio II*
U. S. Small Cap Portfolio II*
DFA International Value Portfolio II*




*Indicates that Fund is a "no load" or "no sales charge" Fund as defined in
Section 26 of the NASD's Rules of Fair Practice.


                                        Dimensional Investment Group Inc.
                                        ---------------------------------------
                                        Name of Fund Company

                                        By:    /s/ Irene R. Diamant
                                           ------------------------------------

                                        Name:  Irene R. Diamant
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------

                                        Address:
                                               1299 Ocean Avenue
                                        ---------------------------------------
                                               11th Floor
                                        ---------------------------------------
                                               Santa Monica, CA  90401
                                        ---------------------------------------

                                        Attn:  Irene R. Diamant
                                             ----------------------------------

                                        Date:  6/30/94
                                             ----------------------------------

Acknowledged by                         Accepted by Charles Schwab & Co. Inc.

Dimensional Fund Advisors Inc.
----------------------------------
Name of Fund Affiliate

By:    /s/ Irene R. Diamant             By:   /s/ John McGonigle
   -------------------------------         ------------------------------------
                                              John McGonigle
Name:  Irene R. Diamant                       Senior Vice President/Mutual Funds
     -----------------------------

Title: Vice President                   Date: June 16, 1994
      ----------------------------      ---------------------------------------

Date:  6/30/94
     -----------------------------